EXHIBIT 99.3


                                                                   April 5, 2000


Dear Participant:

     As of March 29, 2000, the trust ("ESOP Trust") established for the Columbia Federal Savings Bank (now known as CFS Bank, the "Bank") Employee Stock Ownership Plan ("ESOP") held 631,925 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank, for the benefit of participants in the ESOP. As of the Record Date, March 29, 2000, 387,560 shares of Common Stock in the ESOP had been allocated to participating employees. As a participant in the ESOP, you may direct the voting of the shares of the Company's common stock held by the ESOP Trust allocated to your account.

     Chase Manhattan Bank has been appointed as the corporate trustee for the ESOP Trust (the "ESOP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the ESOP Trustee. The ESOP Trustee will vote those shares of the Company's common stock held in the ESOP Trust allocated to participants in accordance with instructions of the participants.

     All unallocated shares held in the ESOP Trust, and allocated shares with respect to which no written instructions are received, will be voted by the Trustee in the same proportion as those allocated shares for which voting instructions are received, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended.

     At this time to direct the voting of shares allocated to your account under the ESOP, you must complete and sign the enclosed Vote Authorization Form and return it in the accompanying envelope to Ellen Philip Associates ("Ellen Philip Associates"). Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by Ellen Philip Associates and then the ESOP Trustee will vote the shares in the ESOP Trust based on the voting instructions it has received from participants, as described above.



                                                 Sincerely,




                                                 The Board of Directors

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


                               HAVEN BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000

                             VOTE AUTHORIZATION FORM


I, having signed this form, understand that the ESOP Trustee is the holder of record and custodian of all shares of Haven Bancorp, Inc. (the "Company") common stock allocated to me under the Columbia Federal Savings Bank Employee Stock Ownership Plan and Trust ("ESOP Trust"). Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders on May 17, 2000, and at any adjournment or postponement thereof. Accordingly, you are instructed to vote all shares allocated to me and held by the ESOP Trust as set forth below.

                                                      Please mark your
                                                      votes as indicated   [X]
                                                      in this example

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below) Philip S. Messina, Msgr. Thomas J. Hartman, Michael A. McManus, Jr.

         FOR                                                  VOTE WITHHELD
         [_]                                                        [_]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:

---------------------------------------

2. The ratification of the appointment of KPMG LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 2000.

         FOR                  AGAINST                           ABSTAIN
         [_]                      [_]                             [_]

3. Approval of the proposal to adjourn or postpone the Annual Meeting once called to order to another time and/or place for the purpose of soliciting additional proxies, if necessary.

         FOR                  AGAINST                           ABSTAIN
         [_]                      [_]                             [_]

I acknowledge that I have received from the Company prior to the execution of this vote authorization form, a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 5, 2000, the Annual Report to Stockholders and a letter dated April 5, 2000 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the ESOP Trustee for the Annual Stockholders Meeting to be held on May 17, 2000, and at any adjournment or postponement thereof. The ESOP Trustee is hereby authorized to vote the shares allocated to me, in its trust capacity, as indicated above.


                                               ---------------------------------
                                               Signature

---------------------------------
Date

Please sign, date and return this form in the enclosed business reply envelope.


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